Exhibit 99.1

DTS COMPLETES ACQUISITION OF IBIQUITY DIGITAL CORPORATION

CALABASAS, Calif., Oct. 5, 2015 (GLOBE NEWSWIRE) – DTS, Inc. (Nasdaq:DTSI), a leader in high-definition audio solutions and audio enhancement technologies, today announced it has completed the acquisition of iBiquity Digital Corporation for approximately $172 million.  The acquisition, which was financed with a combination of cash on hand and debt, extends DTS’ mission to deliver a personalized, immersive and compelling experience across the network-connected entertainment value chain.

iBiquity is the exclusive developer and licensor of HD Radio technology, the only FCC-approved method for upgrading AM/FM broadcasting from analog to digital.  iBiquity’s partners include leading automakers, consumer electronics and broadcast equipment manufacturers, radio broadcasters, semiconductor and electronic component manufacturers and retailers.

iBiquity has successfully driven penetration of HD Radio technology in the North American automotive OEM market.  HD Radio technology was built into approximately 35% of cars sold in the U.S. in 2014, and DTS expects the majority of North American vehicles to come equipped with HD Radio technology over time.  The combination is expected to provide opportunities for additional geographic, service and technology expansion and DTS anticipates that it will be accretive on a non-GAAP basis beginning in the first quarter of 2016.

“We are thrilled to bring together two companies focused on delivering the highest quality experiences across the digital entertainment spectrum,” said Jon Kirchner, chairman and CEO of DTS.  “This acquisition bolsters our prospects for attractive, long-term growth by increasing our footprint in the broadcast and automotive spaces and adding key IP and technology to our portfolio.  We are pleased to welcome Bob Struble and the talented HD Radio team to the DTS family and look forward to working together to provide an even stronger suite of audio technology and experience solutions, whether home, mobile or auto.”

Bob Struble will continue to lead the HD Radio business for DTS, which will remain based in Columbia, Maryland.

About DTS, Inc.

Since 1993, DTS, Inc. (Nasdaq:DTSI) has been dedicated to making the world sound better.  Through its pioneering audio solutions for mobile devices, home theater systems, cinemas and beyond, DTS provides incredibly high-quality, immersive and engaging audio experiences to listeners everywhere.  DTS technology is integrated in more than two billion devices globally, and the world’s leading video and music streaming services are increasingly choosing DTS to deliver premium sound to their listeners’ network-connected devices.  For more information, please visit www.dts.com.

Investor Contact

DTS, Inc.

Geri Weinfeld

Director, Investor Relations

geri.weinfeld@dts.com

(818) 436-1231

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS’ results to differ materially from historical results or those expressed or implied by such forward-looking statements.  All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “intends,” “strategy,” “opportunity,” “anticipates” and similar words.  These statements may include, among others, the benefits of the transaction involving DTS and iBiquity, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, the anticipated opportunities for additional geographic, service and technology expansion and any statements of assumptions underlying any of the foregoing.

All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to the increasing availability of HD Radio receivers in new vehicles, opportunities for additional geographic, service and technology expansion, and integrating our companies — are forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.  For example, these forward-looking statements could be affected by factors including, without limitation:

•                 the possibility that the combined company may be adversely affected by economic, business and/or competitive factors;

•                 the availability of HD Radio receivers in new vehicles;

•                 the ability to successfully complete the integration of the business being acquired from iBiquity by, among other things, realizing revenue, expense and other synergies, renewing contracts on competitive terms, successfully leveraging the information technology platform of the acquired business, and retaining key personnel; and

•                 any adverse effect to the combined company due to uncertainty relating to the transaction.

This list of important factors is not intended to be exhaustive.  Additional risks and factors are discussed in reports filed with the Securities and Exchange Commission (“SEC”) by DTS from time to time, including those discussed under the heading “Risk Factors” in its most recently filed reports on Form 10-K and 10-Q.  DTS assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.  Readers are urged not to place undue reliance on these forward looking statements, which speak only as of the date of this press release. DTS does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

DTS-I

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